                                             SCHEDULE 14A INFORMATION

                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                   SCHEDULE 14A

                            Proxy Statement Pursuant to Section 14(a) of the Securities
                                               Exchange Act of 1934

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[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                       AMERICAN SAFETY INSURANCE GROUP, LTD.
                                 (Name of Registrant as Specified In Its Charter)

                                                        N/A
                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SAFETY INSURANCE GROUP, LTD.
44 Church Street
Hamilton HM HX, Bermuda
 _______________________

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held June 21, 2002
_______________________

         The Annual General Meeting of Shareholders (the "Annual Meeting") of American Safety Insurance Group, Ltd. (the "Company") will be held at the Southampton Princess Hotel, Southampton, Bermuda on Friday, June 21, 2002, at 10:00 a.m., for the following purposes:

  Election of Directors. To elect two members to the Company’s Board of Directors to serve three year terms expiring at the 2005 Annual General Meeting of Shareholders (Proposal 1).
  Ratification of Auditors. To ratify the Board of Directors’ reappointment of KPMG LLP as independent public accountants for the year ending December 31, 2002 (Proposal 2).

        The Board of Directors has set May 3, 2002 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS LISTED ABOVE AND MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING EACH PROPOSAL, SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

                                                                                                                  Fred J. Pinckney
                                                                                                                  Secretary

May 22, 2001

AMERICAN SAFETY INSURANCE GROUP, LTD.
_______________________

PROXY STATEMENT
Annual General Meeting of Shareholders
To Be Held June 21, 2002

PROXY SOLICITATION AND VOTING

General

         This Proxy Statement is being furnished in connection with the Board of Directors' solicitation of proxies from the shareholders of American Safety Insurance Group, Ltd. (the "Company") for use at the Annual General Meeting of Shareholders (the "Annual Meeting").

         The Company is a specialty insurance holding company organized under the laws of Bermuda which, through its subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market in all 50 states for environmental risks and other specialty risks. The Company is also the owner/developer of Harbour Village Golf & Yacht Club, a residential condominium, marina, par 3 golf course and beach club development in Ponce Inlet, Florida. Unless otherwise indicated by the context, the term "Company" or "American Safety" shall refer to American Safety Insurance Group, Ltd. and its subsidiaries.

         The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy, even if he attends the Annual Meeting. Any proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted "for" the Proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

         This Proxy Statement and the enclosed proxy are being mailed to the Company's shareholders on or about May 22, 2002.

Record Date and Outstanding Shares

         The Board of Directors has set May 3, 2002 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 4,738,217 common shares of the Company issued and outstanding.

Quorum and Voting Rights

         A quorum for the transaction of business at the Annual Meeting consists of the holders of at least one-third of the outstanding common shares of the Company entitled to vote at the Annual Meeting present in person or represented by proxy.

         Each holder of common shares of the Company is entitled to one vote per share on each matter to come before the Annual Meeting, other than a holder subject to the 9.5% voting limitation as set forth in the Company's Bye-Laws. Each of the Proposals requires the affirmative vote of a majority of the common shares of the Company present in person or represented by proxy at the Annual Meeting.

         Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the matters presented for action at the Annual Meeting.

Solicitation of Proxies

         In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the common shares of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

ELECTION OF DIRECTORS
(Proposal 1)

General

         The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms, and the shareholders of the Company elect one class annually. The Board of Directors presently consists of seven members.

         The Board of Directors has nominated two persons for election at the Meeting as directors of the Company to serve three year terms which will expire in 2005. One of the nominees is presently a director of the Company and the other nominee is a senior executive officer of the Company. The terms of the other directors of the Company who are not up for election will continue as set forth below. Each nominee has agreed to his nomination and to serve as a director, if elected. If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected. Lloyd A. Fox, the Chief Executive Officer and President of the Company and a director since 1996, plans to leave the Company at the expiration of his employment agreement on December 31, 2002 and has not been nominated for re-election as a director at the Annual Meeting.

         Set forth below is information about each nominee for election as a director to a term expiring in 2005, and each incumbent director whose term of office expires in 2003 or 2004.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 2005.

         Stephen R. Crim, age 38, is Executive Vice President of the Company and became President of Company's United States insurance and Bermuda reinsurance operations on January 1, 2002. Mr. Crim will succeed Lloyd A. Fox as President and Chief Executive Officer of the Company effective January 1, 2003. Mr. Crim has been responsible for all underwriting functions since joining the Company in 1990. Previously, Mr. Crim was employed in the underwriting departments of Aetna Casualty and Surety and The Hartford Insurance Co. between 1986 and 1990. Mr. Crim has 16 years experience in the insurance industry. Mr. Crim received a bachelors degree in mathematics from the Indiana University in 1986.

         David V. Brueggen, age 55, has served as a director of the Company since 1986. Mr. Brueggen is senior vice president of finance of Anson Industries, Inc. in Melrose Park, Illinois, which is engaged in drywall, acoustical and foam insulation contracting. Mr. Brueggen has been employed by Anson Industries, Inc. since 1982. Previously he was an audit manager with of an international public accounting firm for 10 years. Mr. Brueggen is a certified public accountant.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 2004.

         William O. Mauldin, Jr., age 61, has served as a director of the Company since 1986. Mr. Mauldin has been president of Midwest Materials Co. in Springfield, Missouri since 1975, which is engaged in insulation and cold storage contracting. Mr. Mauldin has 35 years experience in the construction business.

         Frederick C. Treadway, age 50, has served as the Chairman of the Board of Directors of the Company since 1986. Mr. Treadway has been president of Specialty Systems, Inc. in Indianapolis, Indiana since 1977, which is engaged in general construction and asbestos abatement. Mr. Treadway has 28 years experience in the construction business. Since 1996, Mr. Treadway, as owner and president of Treadway Racing LLC, has been a team owner in the Indy Racing League. Commencing in January 2001, Mr. Treadway became the president of the Company's subsidiary, Rivermar Contracting Company, in connection with the construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida.

         Jerome D. Weaver, age 47, has served as a director of the Company since 2001. Mr. Weaver has been chief executive officer of Specialty Systems, Inc. in Indianapolis, Indiana since 1996, which is engaged in general construction and asbestos abatement. He has been employed by Specialty Systems, Inc. since 1989 and has 13 years experience in the construction business.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 2003.

         Cody W. Birdwell, age 49, has served as a director of the Company since 1986. Mr. Birdwell has been president of Houston Sunbelt Communities, L.C. in Houston, Texas since 1993, which is engaged in subdivision and mobile home community development and sales. Mr. Birdwell has 18 years experience in general and environmental contracting.

         Thomas W. Mueller, age 47, has served as a director of the Company since 1986. Mr. Mueller has been vice president of Cardinal Industrial Insulation Co., Inc. in Louisville, Kentucky since 1975, which is engaged in industrial insulation and asbestos and sound abatement. Mr. Mueller has 27 years experience in the construction business.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company had eight meetings during 2001. All directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during 2001.

         The Board of Directors has established four standing committees: the audit committee, the compensation committee, the executive committee and the finance committee.

         The audit committee is composed of non-employee directors and reviews the scope of the Company's audit, recommends to the Board of Directors the engagement of independent accountants, and reviews such accountants' reports. The current members of the audit committee are Messrs. Birdwell, Brueggen and Weaver. The audit committee held two meetings during 2001.

         The compensation committee recommends to the Board of Directors matters regarding executive compensation and stock options. The current members of the compensation committee are Messrs. Brueggen, Mueller and Treadway. The compensation committee held no meetings during 2001.

         The executive committee exercises the general power and authority of the Board of Directors between meetings of the Board of Directors. The executive committee also has responsibility for recommending the nomination of directors to the Board, which then acts as a whole on such recommendation. The current members of the executive committee are Messrs. Brueggen, Fox, Mueller and Treadway. The executive committee acted by unanimous written consent on one occasion during 2001.

         The finance committee is responsible for recommending portfolio allocations to the Board of Directors, approving the Company's guidelines which provide standards to ensure portfolio liquidity and safety, approving investment managers and custodians for portfolio assets, and considering other matters regarding the financial affairs of the Company. The current members of the finance committee are Messrs. Birdwell, Brueggen and Mauldin. The finance committee held one meeting during 2001.

Director Compensation

         Pursuant to the Company's Directors Stock Plan (the "Directors Plan"), non- employee directors are awarded an annual "retainer award" in the form of common shares of the Company having a fair market value of $5,000. The retainer award shares are granted to the directors who are serving as directors immediately after each Annual General Meeting and the fair market value of the common shares is determined as of that date. The retainer award shares vest as of the day immediately preceding the next Annual General Meeting following the date of grant.

         Directors are also paid $400 per day for attendance at each meeting of the Board of Directors or each meeting of a committee of the Board of Directors on which they serve. Directors are also reimbursed for their reasonable travel expenses in connection with their Board service.

Executive Compensation

         The following table sets forth information regarding the annual compensation paid to the Chief Executive Officer and the three other executive officers of the Company who received a combined salary and bonus in excess of $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company during the years indicated:

                                               Summary Compensation Table

                                                                            Long Term
                                            Annual Compensation       Compensation Awards
                                                                         Securities
                                                    Salary     Underlying Options        All Other
     Name and Principal Position           Year         and Bonus           Granted          Compensation(1)

Lloyd A. Fox                               2001         $392,820                  0              $5,100
 Chief Executive Officer                   2000          392,820                  0               5,250
 and President                             1999          392,820                  0               3,928

Stephen R. Crim                            2001          131,000                  0               3,930
 Executive Vice President                  2000          184,333             23,000               5,250
                                           1999          146,000             35,000               4,380

Joseph D. Scollo, Jr.                      2001          266,000                  0               5,100
 Senior Vice President - Operations        2000          208,278              7,000               5,250
                                           1999          181,000             10,000                 453

Steven B. Mathis                           2001          170,750                  0               4,192
 Chief Financial Officer                   2000          138,500              7,000               4,155
                                           1999          107,667              7,500               3,230

______________

(1)	Represents amounts accrued for contributions by the Company with respect to its 401(k) plan.

Stock Option Plan

         The Company maintains the 1998 Incentive Stock Option Plan, as amended (the "Incentive Plan"), which is intended to further the interests of the Company and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through ownership of common shares. The Incentive Plan provides for the grant of stock options, which may be either non-qualified stock options or incentive stock options for tax purposes.

         The Incentive Plan is administered by the compensation committee of the Company's Board of Directors. The compensation committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the Incentive Plan. In accordance with the terms of the Incentive Plan, the option price per share shall not be less than the fair market value of the common shares on the date of grant and the term of any options granted may be no longer than ten years, and there may or may not be a vesting period before any recipient may exercise any such options. The rights of recipients receiving these stock options generally vest equally over three years, beginning with the first anniversary date of grant, and expire ten years from the date of grant.

Stock Option Grants, Exercises and Year-End Values

         During 2001, none of the Named Executive Officers identified in the Summary Compensation Table above received grants of stock options. The following table sets forth information regarding an individual grant of stock options made during 2001 to Frederick C. Treadway, the Chairman of the Board of Directors of the Company, who entered into a five year employment agreement in January 2001 to become president of the Company's subsidiary, Rivermar Contracting Company, in connection with construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida. See Compensation Committee Report on Executive Compensation below.

                                           Percent of
                             Number of        Total                                     Potential Realizable Value
                            Securities       Options                                    at Assumed Annual Rates of
                            Underlying     Granted to      Exercise                      Stock Price Appreciation
                              Options     Employees in     Price Per     Expiration        for Option Term(1)
Name                          Granted         2001           Share          Date           5%              10%

Frederick C. Treadway          300,000        100%            $6.00       1/16/11       1,132,010      2,868,736

______________

(1)	The dollar amounts calculated represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the option. These calculations are based on rules promulgated by the Securities and Exchange Commission.

         The following table sets forth information regarding options exercised in 2001 and the number and value of exercised and unexercised stock options held as of December 31, 2001 by the Named Executive Officers identified in the Summary Compensation Table above.

                                                              Number of Securities               Value of Unexercised
                          Number of                          Underlying Unexercised                  In-the-Money
                            Shares                             Options at Year-End              Options at Year-End(2)
                         Acquired on        Value
                           Exercise      Realized(1)     Exercisable      Unexercisable     Exercisable
Name

Lloyd A. Fox                  0            $  0            301,090(3)               0          $149,183    $      0
Stephen R. Crim               0               0             56,000             27,000            22,080      44,160
Joseph D. Scollo, Jr.         0               0             19,000              8,000             6,720      13,440
Steven B. Mathis              0               0             14,833              7,167             6,720      13,440
(1)	The dollar value was calculated determining the difference between the fair market value of the underlying securities on the date of exercise and the exercise price of the options.

(2)	The dollar value was calculated determining the difference between the fair market value of the underlying securities at December 31, 2001 ($8.88 per share) and the exercise price of the options.

(3)	Includes options granted to Intersure Reinsurance Company, over which Mr. Fox exercises sole investment and voting power.

Compensation Committee Interlocks and Insider Participation

         Frederick C. Treadway, a member of the compensation committee of the Company's Board of Directors, in January 2001 became president of the Company's subsidiary, Rivermar Contracting Company, in connection with the construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida.

Compensation Committee Report on Executive Compensation

         The compensation committee of the Company's Board of Directors is composed of three directors and recommends to the Board of Directors matters regarding executive compensation. The compensation for each of the Company's executive officers consists of a base salary, an annual discretionary bonus, stock options, health insurance and other benefits. The compensation committee generally reviews salary recommendations with the Company's Chief Executive Officer with regard to other executive officers and employees. The compensation committee reviews salary recommendations based upon an evaluation of the individual's performance of the position held, the Company's operating results, and the individual's contribution to the Company's operating results. The base salary is intended to be competitive with base salaries paid by other insurance companies to executives with similar qualifications, experience and responsibilities. In addition to the base salary, each executive is eligible for an annual discretionary bonus based on the Company's performance and an award of stock options. The intended purpose of granting stock options to the Company's executives is to align the interests of each executive with the interests of the Company's shareholders. Stock options are granted under the Company's Incentive Plan at the prevailing market price on the date of grant and will only have value if the Company's stock price increases. Grants of stock options generally are based on the position held by the executive and the evaluation of the executive's past and expected future contributions to the Company's operating results.

         Lloyd A. Fox, Chief Executive Officer and President of the Company, entered into a five year employment agreement with the Company in March 1997, which provides for an annual base salary of $375,000, annual discretionary bonus, and other customary executive benefits including stock options and health insurance. Mr. Fox's compensation is determined pursuant to the principles noted above, and specific consideration is given to Mr. Fox's responsibilities and experience in the insurance industry and his contributions to the Company's operating results. Mr. Fox plans to leave the Company at the expiration of his employment agreement on December 31, 2002.

         Frederick C. Treadway, the Chairman of the Board of Directors of the Company, entered into a five year employment agreement in January 2001 to become president of the Company's subsidiary, Rivermar Contracting Company, in connection with construction of Harbour Village Golf & Yacht Club in Ponce Inlet, Florida, which provides for an annual salary of $100,000, the grant of non-incentive stock options for 300,000 shares which are immediately exercisable, and other customary executive benefits.

         Stephen R. Crim, Executive Vice President of the Company and President of the Company's United States insurance and Bermuda reinsurance operations, entered into a three year employment agreement with the Company in January 2002, which provides for an annual base salary of $275,000 in 2002, $300,000 in 2003 and $325,000 in 2004, annual discretionary bonus, and other customary executive benefits including stock options and health insurance. Mr. Crim's compensation is determined pursuant to the principles noted above, and specific consideration is given to Mr. Crim's responsibilities and experience in the insurance industry and his contributions to the Company's operating results.

                                                                                                                    Thomas W. Mueller, Chairman
                                                                                                                    David V. Brueggen
                                                                                                                    Frederick C. Treadway

Audit Committee Report

         The audit committee of the Company's Board of Directors is composed of non-employee directors and operates under a written charter adopted by the Board of Directors. Each member of the audit committee is independent and complies with other New York Stock Exchange requirements. The primary function of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (1) the financial reports and other financial information provided by the Company to any governmental body or the public; (2) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and (3) the Company's auditing, accounting and financial reporting processes generally.

         The audit committee also recommends to the Board of Directors the appointment of the Company's independent accountants, subject to shareholder ratification. Management of the Company is responsible for the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In the performance of its oversight function, the audit committee has performed the duties required by its charter, including meetings and discussions with management and the independent accountants, and has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements. The audit committee has also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1, Independent Discussions with Audit Committees, and has discussed with the independent accountants such firm's independence with respect to the Company.

         Based on the reports by, and discussions with, management and the independent accountants, the audit committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for year ended December 31, 2001.

                                                                                                                    David V. Brueggen, Chairman
                                                                                                                    Cody W. Birdwell
                                                                                                                    Jerome D. Weaver

Performance Graph

         The following performance graph compares the total shareholder return on the Company's common shares with (i) the Standard & Poor's 500 Index, (ii) a peer group index used in prior years for less than $250 million asset-size insurance companies, and (iii) a new peer group index (as a result of the growth in the Company's asset-size during 2001) for $250 to $500 million asset-size insurance companies, assuming an investment of $100 on February 13, 1998, the date on which the Company's common shares first began trading on the NASDAQ National Market following the Company's initial public offering. The Company's common shares were later listed on the New York Stock Exchange on February 5, 1999. The comparison in the performance graph is based on historical data and is not intended to forecast future performance of the Company's common shares. The source of the performance graph is SNL Securities, Charlottesville, Virginia.

PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the common shares of the Company owned as of May 3, 2002 (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of the Company's directors, (iii) by each of the Company's Named Executive Officers identified in the Summary Compensation Table above, and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

                                                   Number of               Percentage
Name of Beneficial Owner                           Shares(1)               Ownership
Frederick C. Treadway(2)...................        1,177,594                 23.4%
Lloyd A. Fox(3)............................          570,648                 11.4
David V. Brueggen(4).......................          290,357                  6.1
William O. Mauldin, Jr.(5).................          228,311                  4.8
Cody W. Birdwell(6)........................          198,737                  4.2
Thomas W. Mueller(7).......................          184,982                  3.9
Jerome D. Weaver...........................                2                    *
Stephen R. Crim(8).........................          160,248                  3.3
Joseph D. Scollo, Jr.(9)...................           26,672                    *
Steven B. Mathis(10).......................           20,917                    *
All directors and executive officers
as a group (10 persons)....................        2,858,473                 52.8%
                                                   =========                 =====

*Less than 1%

(1)	Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of the record date, May 3, 2001.

(2)	Includes 690,727 shares held of record by Treadway Associates, L.P. and 300,000 shares subject to immediately exercisable stock options issued pursuant to an employment agreement with the Company's subsidiary, Rivermar Contracting Company. Mr. Treadway is Chairman of the Board of Directors of the Company, and his address is 8945 Antioch Way, Las Vegas, Nevada 89117.

(3)	Includes 175,923 shares held of record by Intersure Reinsurance Company, 250,000 shares subject to immediately exercisable stock options, and 41,920 shares owned by his spouse as to which Mr. Fox disclaims beneficial ownership. Mr. Fox is a director and the Chief Executive Officer and President of the Company, and his address is 1845 The Exchange, Suite 200, Atlanta, Georgia 30339.

(4)	Includes 286,354 shares held of record by Vertecs Corporation, 3,002 shares owned by his spouse and children, as to which Mr. Brueggen disclaims beneficial ownership, and 1,000 shares owned jointly with his spouse. Mr. Brueggen is a director of the Company, and his address is 1959 Anson Drive, Melrose Park, Illinois 60160.

(5)	Includes 215,354 shares held of record by A.R.I. Incorporated. Mr. Mauldin is a director of the Company.

(6)	Includes 98,250 shares of record held by The Cody Birdwell Family Limited Partnership. Mr. Birdwell is a director of the Company.

(7)	Includes shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Mark C. Mueller is a brother of Thomas W. Mueller. Excludes 182,745 shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee and 151,960 shares held of record by Market Street Realty Trust, for which Thomas W. Mueller is one of three trustees and as to which Thomas W. Mueller disclaims beneficial ownership. Thomas W. Mueller is a director of the Company.

(8)	Includes 83,340 shares held of record by Omega Reinsurance Company, 144 shares held of record as custodian for a child, and 75,334 shares subject to immediately exercisable stock options. Mr. Crim is Executive Vice President of the Company.

(9)	Includes 24,667 shares subject to immediately exercisable stock options. Mr. Scollo is Senior Vice President - Operations of the Company.

(10)	Includes 19,667 shares subject to immediately exercisable stock options. Mr. Mathis is Chief Financial Officer of the Company.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during 2001 all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Four of the members of the Company's Board of Directors are also directors of American Safety Risk Retention Group, Inc., a non-subsidiary affiliate, which managed by American Safety Insurance Services, Inc., the Company's principal U.S. program development, underwriting and administrative services subsidiary, on a fee-for-service basis. American Safety Risk Retention Group, Inc. is a stock captive insurance company licensed in Vermont and is authorized to write liability insurance in all 50 states as a result of the federal Risk Retention Act. The directors of American Safety Risk Retention Group, Inc. are elected annually by its shareholder/insureds. The Company derived approximately 6.8% ($6.9 million) of its revenue in 2001 from American Safety Risk Retention Group, Inc.

         In 1995, the Company entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Intersure Reinsurance Company ("Intersure Re"), which is owned by Lloyd A. Fox, the Chief Executive Officer, President and a director of the Company. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety Risk Retention Group, Inc., a non-subsidiary affiliate, or American Safety Casualty Insurance Company, a subsidiary, for which the Company acts as a reinsurer. In 2001, the Company paid reinsurance premiums of $487,071 to Intersure Re. In October 2000, the Company sold Harbour Consulting, Ltd., a subsidiary which owned a residential property in Cabo San Lucas, Mexico, to Intersure Re for a purchase price of $850,000, whereby the Company made a profit of $24,231. In May 2001, the Company repurchased Harbour Consulting, Ltd. from Intersure Re for a purchase price of $850,000 plus reimbursement to the seller of approximately $54,000 of interest and expenses incurred by the seller since October 2000.

         In 1996, the Company entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Omega Reinsurance Company ("Omega Re"), which is owned by Stephen R. Crim, the Executive Vice President of the Company. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety Risk Retention Group, Inc. a non-subsidiary affiliate, or American Safety Casualty Insurance Company, a subsidiary, for which the Company acts as a reinsurer. In 2001, the Company paid reinsurance premiums of $100,000 to Omega Re.

         American Safety Insurance Services, Inc., the Company's principal U.S. program development, underwriting and administrative services subsidiary, leases approximately 18,700 square feet of office space in Atlanta, Georgia from a landlord, which is owned by Messrs. Birdwell, Fox, Mueller, Treadway and Walsh, all of whom are directors (or a former director in the case of Timothy A. Walsh) of the Company. The lease, which commenced on March 1, 1996, had a five year term and was extended for an additional five years. The lease provides for a base annual rent plus an annual increase based on the consumer price index, with such increase not less than 4% per annum. American Safety Insurance Services, Inc. paid rent to the landlord of $343,255 in 2001.

         Management believes the terms of the aforementioned transactions are no less favorable to the Company than can be obtained from unaffiliated third parties. Any future transactions between the Company and any director, officer or principal shareholder of the Company, or any affiliate of such person, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

RATIFICATION OF AUDITOR
(Proposal 2)

         The Board of Directors requests that the shareholders of the Company ratify the Board's reappointment of KPMG LLP ("KPMG") as the Company's independent public accountants for the year ending December 31, 2002. A representative of KPMG is expected to be present at the Annual Meeting and available to respond to appropriate questions. KPMG has served as the Company's independent auditors since 1993.

Audit Fees

         The Company incurred audit fees to KPMG in connection with the Company's consolidated financial statements and review of its quarterly financial statements totaling $236,500 in fiscal year 2001.

Financial Information Systems Design and Implementation Fees

         The Company did not retain KPMG to perform financial information systems design or implementation services in fiscal year 2001.

All Other Fees

         The Company incurred other fees to KPMG totaling $151,500 for tax related services and separate audits of statutory financial statements required by insurance regulatory authorities in fiscal year 2001. The audit committee considered the provision of such non-audit services by KPMG and determined that the provision of such services was consistent with maintaining the independence of such accountants.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 2003 Annual General Meeting of Shareholders must be received at the offices of the Company, 44 Church Street, P.O. Box HM 2064, Hamilton HM HX, Bermuda, not later than January 28, 2003.

OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

ANNUAL REPORT

         A copy of the Company's 2001 Annual Report is being mailed to each shareholder together with this Proxy Statement.

PROXY

                                       AMERICAN SAFETY INSURANCE GROUP, LTD.

                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned stockholder hereby appoints Fred J. Pinckney and David J. Doyle, each or any one of them, with full power of substitution as Proxies to represent and to vote, as designated below, all the common shares of American Safety Insurance Group, Ltd. (the
"Company") held of record by the undersigned on May 3, 2002, at the Annual General Meeting of the Shareholders (the "Annual Meeting") to be held on June 21, 2002, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
PROPOSALS.

PROPOSAL 1.  Election of Two Directors to Serve until the 2005 Annual Meeting

Nominees:         David V. Brueggen and Stephen R. Crim.

Mark              [_]  FOR ALL NOMINEES                         [_]  WITHHOLD AUTHORITY
One Box                (except as marked to the contrary below)      to vote for all nominees

Instructions:  To withhold authority to vote for any individual nominee, write that nominee's name in the following space provided:___________________________________

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PROPOSAL 2.  To ratify the Board of Directors' reappointment of KPMG as independent public accountants for the year ending December 31, 2002.

Mark              [_] For           [_] Against            [_]  Abstain
One Box

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                  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.  This Proxy revokes all prior proxies with respect to the
Annual Meeting and may be revoked prior to its exercise.  Unless otherwise specified, this Proxy will be Voted "For" each of the Proposals and in the discretion of the persons named as Proxies on any other matters which may properly come before the Annual Meeting or any adjournments thereof.

                  Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:______________, 2002.                                   ____________________________________
                                                              Signature
PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY                                    ____________________________________
USING THE ENCLOSED ENVELOPE                                   Signature if held jointly